AMENDMENT NO. 1
                                       TO
                 NATIONAL BANK FOR COOPERATIVES CREDIT AGREEMENT


         This Amendment No. 1 to National Bank for Cooperatives Credit Agreement dated as of June 1, 1997, is by and between CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative (the "Company"), and CoBank, ACB ("CoBank"). The Company and CoBank (successor to the National Bank for Cooperatives by virtue of merger) are parties to that National Bank for Cooperatives Credit Agreement dated as of June 22, 1994 (the "Credit Agreement"), pursuant to which CoBank (or its predecessor) has made, and intends to continue to make, advances to the Company in consideration of the issuance by the Company to CoBank of the Company's First Mortgage Bonds, CoBank Series ("CoBank Bonds"). The parties wish to amend the Credit Agreement to eliminate the maximum principal amount that may be advanced by CoBank to the Company thereunder.

         The Company and CoBank therefore agree as follows:

     A. Removal of Maximum Amount. Section 1 of the Credit Agreement is hereby amended by deleting the phrase "in the principal amount not to exceed $80,000,000 (the "Maximum Amount") at any one time outstanding."

     B. Covenant to Disclose. CoBank hereby covenants to Chugach that, prior to its negotiation or other transfer of any of the CoBank Bonds issued to CoBank prior to the date hereof, it shall notify the proposed holder or transferee in writing that, notwithstanding the statement on the reverse side of such CoBank Bonds to the effect that the aggregate principal amount of the CoBank Bonds at any time outstanding is limited to $80,000,000, such limitation on the maximum aggregate principal amount of the CoBank Bonds at any time outstanding has been removed by this Amendment No. 1 and by the Seventh Supplemental Indenture of Trust dated as of the date hereof.

     C. Ratification. Except as expressly amended by this Amendment No. 1, the Credit Agreement is in all respects ratified and confirmed and all the terms, provisions and conditions of the Indenture shall remain in full force and effect, and this Amendment No. 1 shall be deemed to be a part of the Credit Agreement.

     D. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


Company:                                    CHUGACH ELECTRIC ASSOCIATION, INC.,
                                            an Alaska electric cooperative


                                            By       /s/ Eugene N. Bjornstad
                                               Title: General Manager




CoBank:                                     CoBank, ACB,
                                            a _____________________________


                                            By       /s/ John B. McFarlane
                                                 Title:   Vice President